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                                                                   EXHIBIT 10.20

                            ESPRIT TELECOM UK LIMITED

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made as of the 1st July, 1998 by and between Esprit Telecom Group Plc (the "Company"), and Dr. Hans-Peter Kohlhammer ("Employee") (jointly, the "Parties").

         WHEREAS, the Company desires to employ Employee, and Employee desires to become an employee of the Company, all on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the promises and the mutual agreements made herein, the Company and Employee agree as follows:

1.       Employment.

         (a) Position and Location. The Company shall employ Employee in an Executive Management Team position, reporting to Chief Executive Officer. Employee will be based at the Company's office in Reading, U.K. travelling to other locations as reasonably required in the performance of his/her duties.

         (b) Commencement and Period of Employment. The employment contract shall become effective as of 1st October, 1998 and shall be continued until 30th September, 2001. If it is the intention of the parties to conclude a further contract beyond 30th September 2001, agreement should be reached no later than 31st March, 2001.

         (c) Hours of Work. Normal hours of work are 09.00 until 17.00 hrs Monday to Friday, with a 30 minute meal break each day. No payment will normally be made for any additional hours worked.

         (d) Duties. Except as expressly authorized by the Company, during the Employment Period Employee shall render his/her business services solely in the performance of such duties as Management shall assign to him, and shall be engaged substantially full time with the Company. The Company may direct Employee to perform services for, or on behalf of, the Company or any affiliate of the Corporation (collectively, the "Group"). Employee shall use his best efforts to promote the interests and welfare of the Group.

         (e) Shareholder Agreement. Employee shall at all times comply with Company policies regarding share trading, particularly those regarding insider trading.

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2.       Compensation, Fringe Benefits, and Holidays.

         (a) Base Compensation. The Company shall pay Employee a base salary at the rate of (pound)140,000 per year in monthly installments paid into a bank account designated by the Employee. Performance will be subject to a review annually commencing 1st January 2000.

         (b) Bonus. For the 1998/1999 fiscal year, Employee will be eligible for an incentive bonus of 60% base salary based on meeting all the following targets:

                  Revenue:                   o      212,000,000.00

                  Total Gross Profit:        o       61,500,000.00

                  EBIT:                      o        1,500,000.00

                  Minimum eligibility for the bonus payment is 85% of all targets being met. There is no ceiling to the potential payout. A graduated scale is utilized to determine the payout level.

         (c) Expenses and Travel. Employee will be required to work away from the office from time to time, including working overseas if necessary. The Company will reimburse reasonable expenses incurred, provided that the arrangements are made by or with the agreement of the Company. When working overseas, the Company will take out any necessary insurance.

         (d) Holidays. In addition to normal public holidays, Employee will be entitled to twenty five (25) days' paid holiday in each calendar year. This entitlement accrues pro rata throughout each year and Employee's entitlement for 1998 will therefore be 6 days. Employee's holidays are to be taken as agreed with Management, after having given at least two weeks' prior notice.

                  The holiday year commences on 1st January and ends on 31st December.

                  Any holiday not taken at the end of each calendar year will normally be forfeited and no payment in lieu of any unused entitlement will be made. However, subject to approval by the C.E.O. a maximum of 10 days may be carried over from year to year.

         (e) Medical Insurance. The Employee is entitled to free private medical cover and, if married, cover is extended to the Employee's immediate family.

         (f) Life Assurance. The Employee is eligible to join the Company's non-contributory Life Assurance scheme.

         (g) Sick Pay. The Company operates a Sick Pay Scheme which provides the following benefits:

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                  Up to 10 days paid absence in any 12 month period, thereafter
                  75% of salary for up to 6 months continuous absence. After 6 months continuous absence 75% of salary subject to acceptance by the Company's insurers. Employee is required to notify the Company immediately of any absence and to provide a Sickness Certificate signed by a Doctor after an absence of 7 days including non-working days.

         (h) Health & Safety. Employee will be required to take reasonable care with regard to health and safety and to cooperate with the Company in complying with the requirements of the Health & Safety at Work Act 1974.

         (i) Company Car. Owing to the nature of the Employee's duties, the company will provide a car allowance of (pound)550 per month. In line with the Company's Car Policy this requires the Employee to have a car for business use when required.

         (j) Supplemental housing and Transportation Allowance. Employee will be eligible to receive an allowance of (pound)500 per month to cover air travel costs incurred from Germany to the U.K. and accommodation costs when employee is required to attend the Reading offices. The amount of this allowance will be reviewed annually.

         (k) Employee Stock Ownership Programme. The Corporation has developed an employee stock ownership programme to allow qualified employees of any Group company to earn and to purchase ordinary shares of the Corporation on preferential terms or conditions. Employee is entitled to participate in such programme on terms in accordance with the Corporation's regular practice for employees.

         (l) Management Share Option Plan. Employee will be eligible to participate in a special Management Share Option plan created for key personnel integral to the building of the business over the next three years, the details of which are as follows:

                  140,000 ordinary shares (20,000 ADSs) are being set-aside in your name with a maturity date of 26th February, 2001.

                  The exercise price for these ADSs is $17.75

                  The conditions that must be met before these options can be executed are:

                  You must be an employee in good standing with Esprit Telecom on 26th February, 2001 and the actual value of the ADSs must have increased by at lest 50% to $26,625 per seven (7) shares or one ADS.

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         (m)      Option Package. The Company undertakes that it will procure at the first meeting of the Board of Directors after the date of this Agreement that the following Options will be granted subject to the Specified Conditions.

                  52,500 ordinary shares (7,500 ADSs) will be vested on 1st October, 1998

                  52,500 ordinary shares (7,500 ADSs) will vest every six months commencing 1st April, 1999 until 1st October, 2001.

                  The exercise price shall be US$17.75 per Option.

                  The Specified Conditions are: (1) each "Option" represents 7 ordinary shares of the Company (equal to 1 ADS); (2) unvested Options shall lapse immediately upon early termination of this Agreement by either the Employee or the Company; and (3) Options may be exercisable up to 5 years from the vesting date upon payment of the exercise price as directed by the Company.

3. Trade Secrets. During the Employment Period, and after the termination of Employee's employment for any reason, Employee shall not use or disclose any of the Group's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, such as scientific, trade, and engineering secrets, "know-how," formulae, secret processes or machines, inventions, computer programs (including documentation of such programs), and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers and other information of a similar nature, to the extent not available to the public, and plans for future development. After termination of Employee's employment by the Company for any reason, Employee shall not use or disclose trade secrets or other confidential information, unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to Employee by a third party who is entitled to receive and disclose such information.

4. Return of Documents and Property. Upon the termination of Employee's employment by the Company for any reason, or at any time upon the request of the Company, Employee (or his/her heirs or personal representatives) shall deliver to the Company (a) all documents and materials containing trade secrets or other confidential information relating to the Group's business and affairs, and (b) all documents, materials, and other property belonging to the Group, which in either case are in the possession or under the control of Employee.

5. Discoveries and Works. All discoveries and works made or conceived by Employee during his/her employment by the Company, jointly or with others, that relate to the Group's activities shall be owned by the Group. The term "discoveries and works" includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship. Employee shall (a) promptly notify, make full disclosure to, and execute and

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         deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works in the Group, (b) assist the Group in obtaining or maintaining for itself, at its own expense, patents, copyrights, trade secret protection, or other protection of any and all such discoveries and works, and (c) promptly execute, whether during his/her employment by the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Group and to protect the Group's title thereto. Any discoveries and works which, within six months after the termination of Employee's employment by the Company for any reason, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by Employee and which pertain to the business carried on or products or services being sold or developed by the Group at the time of such termination shall, as between Employee and the Group, be presumed to have been made during Employee's employment by the Company.

6.       Termination.

         (b) Without Cause. In the event the Company elects to terminate this Agreement without cause, the Company shall pay to Employee on the effective date of his/her termination the full amount of any unpaid salary and commission/bonuses, payment for the sale of Employee's interest in any shares of the Corporation in accordance with the Corporation's Articles of Association, payment for unused vacation accrued to that date and any payments required by law. Such payment shall be made less such deductions that are required by law and in full and final settlement of all and any claims which Employee may have against the Company or the Group arising out of or in connection with his/her employment with the Company and its termination. Such payment will not affect Employee's continuing obligations under Section 3 and, if applicable,
                  Section 12. Nothing in this paragraph shall affect Employee's statutory rights relating to dismissal.

         (c) With Cause. In the event the Company terminates this Agreement for cause, no payment shall be made under paragraph (b) above, and Employee's unvested rights, if any, hereunder shall cease as of the effective date of the termination. For the purposes of this Agreement, the Company shall have cause to terminate Employee's employment thereunder if Employee:

                  (i) Is unable to perform his/her duties by reason of ill health or injury for 120 days (whether consecutive or not) in any period of 52 consecutive weeks;

                  (ii) Becomes of unsound mind or is involuntarily committed to an institution pursuant to any statute relating to mental health;

                  (iii) Is convicted of a criminal offence other than one which in the opinion of Management does not affect his/her position as an employee of the Company, bearing in mind the nature of his duties and the capacity in which he is employed; or

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                  (iv)     Is guilty of any serious default or misconduct in
                           connection with or affecting the business of the Company or commits any serious breach of his/her obligations under this Agreement.

         (a) If the Company wishes to terminate Employee's employment or if Employee wishes to leave its employment, the Company may require Employee not to attend for work for a period of no more than thirty (30) days from the date he/she is requested not to attend for work.

7. Disability. Employee agrees that if he/she is unable to perform his/her duties for the Group as a result of ill health or injury he/she will upon request submit him/herself to a medical examination at the Company's expense by a suitably qualified person of its choice. If that person is unable to confirm that Employee is fit to perform his/her duties or if there are factors which such person considers are relevant to the performance of those duties, Employee shall cooperate ensuring the prompt delivery of all reports to the Company.

8. Assignment. Employee's rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Company. In the event of any such assignment by the Company, all rights of the Company hereunder shall inure to the benefit of the assignee.

9. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Employee if addressed to:

         Dr. Hans-Peter Kohlhammer
         Rosenweg 5
         95326 Kulmbach
         Germany

         and properly addressed to the Company if addressed to:

         Esprit Telecom Group plc
         Minerva House
         Valpy Street
         Reading
         Berkshire RG1  1AR
         Attention:  Chief Executive Officer

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10.      Amendment and Waiver. This Agreement may not be amended without the written agreement of the Parties. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

11. Miscellaneous. This Agreement constitutes the entire agreement, and supercedes all prior agreements of the Parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either Party other than those contained herein. The validity, interpretation, performance and enforcement of this Agreement shall be governed by English Law, and the Parties hereto irrevocably submit to the non-exclusive jurisdiction of the English Courts. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the Parties intend and agree that such invalidity or unenforceability shall not affect the remaining provisions. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.      No Competition.

         (a) Whilst Employee is employed by the Company and for a period of twelve (12) months after the termination of his/her employment with the Company, however it arises and irrespective of its cause or manner, Employee shall not (except with the prior written consent of Management) directly or indirectly and whether on his/her own behalf or for another to do or attempt to do any of the following:

                  (i) solicit or accept the custom of a Customer for the purpose of the supply of Relevant Goods or Services;

                  (ii) give advice or provide services with a view to asserting or enabling another person, company, business entity or other organization to solicit the custom of a Customer for the purpose of the supply of Relevant Goods or Services;

                  (iii) communicate with an employee in a manner calculated or likely to cause that employee to leave or end or seek to leave or end his or her position or relationship with the Company or the Group for the purpose of being involved in or concerned with either the supply of Relevant Services or a business which competes with or is similar to a Relevant Business, regardless of whether or not such communication would be in breach of any contract; or

                  (iv) employ, engage the services of or work directly or indirectly with an employee of the purpose of either the supply of Relevant Goods or Services or a business which competes with or is similar to the Relevant Business; and

         (b) Whilst Employee is employed by the Company and for a period of three (3) month after the termination of his/her employment with the Company, however it



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                  arises and irrespective of its cause or manner, Employee shall not (except with the prior written consent of Management) directly or indirectly and whether on his/her own behalf or on another do or attempt to do any of the following:

                  (i) undertake or carry on either alone or in partnership or be employed engaged or interested in any capacity whatsoever in any business directly competitive with the Relevant Business in any territory where the Company is at the time of such cessation carrying on or actively seeking to carry on the Relevant business;

                  (ii) invite, procure, negotiate or accept the supply of Relevant Goods or Services from a Supplier;

                  (iii) stop or inhibit a Supplier from supplying, or affect the terms on which a Supplier will supply Relevant Goods or Services to the Company or the Group for the purpose of the Relevant Business;

(c)      For the purpose of this Section:

                  (i) "Customer" means a person, company, business entity or other organization who was at any time during the Relevant Period a customer or client of the Company or the Group (whether or not Relevant Goods or Services were actually provided during such period) or with whom the Company or the Group was negotiating to supply goods or services for the purpose of the Relevant Business at the time of expiry of the Relevant Period;

                  (ii) "Supplier means a person, company, business entity or other organization who was at any time during the Relevant Period:

                           (A) supplied goods or services specifically designed and/or manufactured for the Company or the Group for the purpose of the Relevant Business; or

                           (B) had agreed or was negotiating to make such supplies at the time of expiry of the Relevant Period;

                  (iii) "Relevant Goods or Services" means goods or services identical or similar to or competitive with those which;

                           (A) the Company or the Group was supplying or actively and directly seeking to supply to a Customer as described in Section 7(b)(i) for the purpose of the Relevant Business; or

                           (B) the Supplier was supplying or had agreed to supply or was actively and directly negotiating to supply as described in
                                    Section 7(b)(ii)

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                                    and which were being supplied by that
                                    Supplier to the Company or the Group for the purpose of the Relevant Business;

                  (iv) "Relevant Business" means the business being carried on or actively sought to be carried on by the Company or the Group at the date of termination of Employee's employment in which, pursuant to his/her duties, Employee has had direct personal involvement at any time during the Relevant Period;

                  (v) "employee" means a person who is employed by or who renders personal or other services to the Company or the Group in the Relevant Business and who was so employed or so rendered services at any time during the Relevant Period; and


                  (vi) "Relevant Period" means the period of one year ending on the day Employee ceases to be employed by the Company.

         (d) The subclause or part of such subclause of this Section constitutes an entirely separate and independent restriction. If any restriction is held to be invalid or unenforceable by a court of competent jurisdiction, it is intended and understood by the Company and Employee that such invalidity or unenforceability will not affect the remaining restrictions.

The parties have executed this Agreement on the day and year first above written.

                                            ESPRIT TELECOM UK LIMITED



                                            /s/ David L. Oertle
                                            ---------------------------------
                                            DAVID L. OERTLE
                                            Chief Executive Officer

                                            1st July, 1998

EMPLOYEE SIGNATURE



/s/ Hans-Peter Kohlhammer
-------------------------------
Dr. Hans-Peter Kohlhammer

Date:    1 July 1998
     --------------------------


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